SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): February 25, 2005

Bio-One Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31889	65-0815746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

798 Executive Drive, Suite B, Oviedo, Florida	32765
(Address of principal executive offices)	(Zip code)

(407) 977-1005
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On February 25, 2005, Bio-One Corporation, a Nevada corporation (the “Company”) received a copy of a letter sent from Grant Thornton International (“Grant Thornton International”) to Grant Thornton Beijing (“Grant Thornton Beijing”) that the Company’s previously filed audit reports dated February 19, 2004 (the “Audit Reports”), in connection with the audited financial statements for Weifang Shengtai Medicine Co., Ltd. (“Weifang Shengtai”) for the fiscal year ended December 31, 2003 should be withdrawn. The Company’s previously filed Audit Reports were signed by Grant Thornton Beijing. Grant Thornton International’s letter, dated February 25, 2005, states that Grant Thornton Beijing is not a Member Firm of Grant Thornton International. Grant Thornton International allowed Grant Thornton Beijing to “sign off internationally referral work” because it was supervised by partners of Grant Thornton Hong Kong (“Grant Thornton Hong Kong”). In its letter, Grant Thornton International advises Grant Thornton Beijing that Grant Thornton Hong Kong did not perform the required review of the Weifang Shengtai Audit Reports before they were issued. In addition, Grant Thornton LLP, the United States Member Firm of Grant Thornton International did not review the Weifang Shangtai Audit Reports for compliance with Generally Accepted Accounting Principals and Generally Accepted Auditing Standards before the Audit Reports were filed with the United States Securities and Exchange Commission (the “Commission”). Grant Thornton International has demanded that Grant Thornton Beijing immediately withdraw the Audit Reports, notify Weifang Shengtai of its withdrawal and instruct Weifang Shengtai to notify anyone who may be relying upon the Audit Reports of Grant Thornton Beijing’s withdrawal, including the Company. A copy of the February 25, 2005 letter from Grant Thornton International was sent directly to the Commission by Grant Thornton International. To date, the Company has not received any separate notification from Grant Thornton Beijing or Weifang Shangtai of the withdrawal of the Audit Reports.

Item 9.01Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c)	Exhibit No.	Description
	16.1	Letter dated February 25, 2005, from Grant Thornton International

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-ONE CORPORATION

Date: March 19, 2005	By: /s/ Frank M. Clark
Name: Frank M. Clark
Its: Interim Chief Executive Officer and
Chairman of the Board